Secretary’s Certificate

The undersigned hereby certifies that the below resolutions of Monroe Capital Corporation’s Board of Directors, dated October 22, 2012, is authentic.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 8th day of November, 2012.

/s/ Aaron D. Peck
Aaron D. Peck Corporate Secretary

RESOLUTIONS OF THE BOARD OF DIRECTORS OF

MONROE CAPITAL CORPORATION

Held October 22, 2012

The Board of Directors (the “Board”) of Monroe Capital Corporation, a Maryland corporation (the “Corporation”), hereby (1) takes the following actions and adopts the following resolutions at a meeting of the Board held on October 22, 2012; and (2) directs the Secretary of the Corporation to file these resolutions with the minutes of the proceedings of the Corporation:

WHEREAS, the Board has reviewed the Corporation’s Financial Institution Bond No. 14T19079 on the terms set forth therein, issued by Aon plc. (the “Fidelity Bond”); and

WHEREAS, the Board has considered, among other things, the required amount of fidelity bond coverage for an insured bond under the Investment Company Act of 1940, as amended (the “1940 Act”) and the form and amount of fidelity bond coverage in light of the value of the assets of the Corporation;

THEREFORE BE IT RESOLVED, that the members of the Board, a majority of whom are not interested persons under the 1940 Act, hereby acknowledge and agree that the Fidelity Bond is reasonable in form and amount;

RESOLVED, FURTHER, that the appropriate officers of the Corporation be, and they hereby are, authorized to enter into the Fidelity Bond for the Corporation;

RESOLVED, FURTHER, that any and all previous actions taken by the Corporation’s officers, principals or agents in connection with the Fidelity Bond be, and hereby are, approved and ratified as duly authorized actions of the Corporation.

RESOLVED, FURTHER, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to file the Fidelity Bond with the Securities and Exchange Commission and to give the notices with respect to such bond required by the 1940 Act.